Exhibit 23-a







                     CONSENTS OF INDEPENDENT ACCOUNTANTS











We consent to the incorporation by reference in the Registration Statement of NYNEX Corporation on Form S-8 relating to the issuance of 200,000 shares of Common Stock for the Upstate Partners Employees' Retirement Savings Plan of our report dated February 5, 1993 on our audits of the consolidated financial statements of NYNEX Corporation and its subsidiaries as of December 31, 1992 and 1991, and for the years ended December 31, 1992, 1991, and 1990, which report is incorporated by reference in the NYNEX Corporation 1992 Annual Report on Form 10-K. We further consent to the incorporation by reference in the Registration Statement of our report dated February 5, 1993 on our audits of the consolidated financial statement schedules of NYNEX
Corporation and its subsidiaries as of December 31, 1992 and 1991, and for the years ended December 31, 1992, 1991, and 1990, which report is included in the NYNEX Corporation 1992 Annual Report on Form 10-K.


We further consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.







COOPERS & LYBRAND



New York, New York
January 21, 1994